UNITED STATES
		      SECURITIES AND EXCHANGE COMMISSION
		            WASHINGTON, D.C. 20549

   			         FORM 8-K

		              CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported): September 6, 2007

   			   ICT TECHNOLOGIES, INC.

	(Exact Name of Registrant as Specified in its Charter)

        Delaware                       000-29805	    13-4070586
   (State or Other Jurisdiction (Commission File Number)(IRS Employer #) of Incorporation)

	  181 Westchester Avenue, Port Chester, New York     10573
              (Address of Principal Executive Offices)    (Zip Code)

			             914-937-3900
		(Registrant's Telephone Number, Including Area Code)

				        N/A

	(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities
	Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

	Effective as of September 6, 2007, our wholly owned subsidiary, Europhone USA, LLC ("Europhone"), entered into supply agreement (the "Supply Agreement") with Globe Star LLC, a New Jersey company
("Globe Star"), pursuant to which, among other things, we agreed to supply Globe Star prepaid phone services and telephone handsets on an exclusive basis, for distribution to their customer base through their various marketing campaigns. We began deliveries of telephones and cards under this agreement on September 6, 2007. A copy of this Supply Agreement is annexed to this Current Report as Exhibit 10.1, a brief description of which follows.

	All references herein to "we","us" or "our" refers to the reporting company, ICT Technologies, Inc. (the "Company") and its wholly owned subsidiaries.

Terms of Supply Agreement

	The Supply Agreement provides for a two year term, renewable automatically for one year if not terminated on notice of 90 days prior to the end of any term. The Supply Agreement provides for the purchase of at least 10,000 units during the term of the agreement with pricing guaranteed at set rates if the minimum purchase thresholds are met. The Supply Agreement also provides that Globe Star will not enter into any agreement with other resellers of CDMA and GSM prepaid wireless services during the term of the Supply Agreement. Additionally, all taxes, shipping costs and customer services costs, other then customer service relating to activations, time usage and general technical issues.

	We made our first delivery under the Supply Agreement in early
September of 2007.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not Applicable

(b) Pro forma financial information.

Not Applicable

(c) Shell company transactions.

Not Applicable

(d) Exhibits.

Supply Agreement between Europhone USA, LLC and Globe Star LLC, annexed as
Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 	                                  ICT TECHNOLOGIES, INC.


Date:  September 14, 2007	By:  	/s/ Vasilios Koutsobinas
 	                           Chairman, Principal Financial Officer
                                       and Principal Executive Officer




INDEX TO EXHIBITS


Exhibit No.	 	Description

10.1 Supply Agreement between Europhone USA, LLC and Globe Star LLC, annexed as Exhibit 10.1.